MANUFACTURING AGREEMENT
                                 AMENDMENT NO. 1


         This Amendment No. 1 to the Manufacturing Agreement entered into as of the 1st day of April, 1996, between Shintom Co., Ltd. and Talk Corporation, Japanese corporations (collectively referred to as the "Manufacturer"), and Go-Video, Inc., a Delaware corporation (the "Company") to amend that certain Manufacturing Agreement, dated as of January 9, 1996 between the Manufacturer and the Company (the "Agreement").

         The Manufacturer and the Company agree to amend the Agreement as provided below:

                  1. Exhibit A to the Agreement is hereby amended in its entirety in the form attached.

         IN WITNESS WHEREOF,  the parties hereto have caused this  Manufacturing
Agreement   Amendment   No.  1  to  be   executed   by  their  duly   authorized
representatives as of the day and year first written above.


                                 By:     /s/ Yutaka Ohtaka
                                     ----------------------------------------
                                      Yutaka Ohtaka
                                      Its: Representative Director
                                           ----------------------------------

                                 TALK CORPORATION,


                                 By:     /s/ Yukihisa Fujita
                                    ----------------------------------------
                                      Yukihisa Fujita
                                      Its: Managing Director
                                           ----------------------------------

                                 GO-VIDEO, INC.,


                                 By:     /s/ Roger Hackett
                                    ----------------------------------------
                                      Roger Hackett
                                      Its: Chairman, Chief Executive
                                           Officer, and President
                                           ----------------------------------

                                    Exhibit A
                                    ---------

                          Specifications and Standards


    The Specifications and Standards shall be those specifications and standards as may be agreed upon by the Manufacturer and the Company from time to time.

         This Manufacturing Agreement (the "Manufacturing Agreement") is entered into as of January 9, 1996 by and between Shintom Co., Ltd. and Talk
Corporation, Japanese corporations (collectively referred to as the "Manufacturer"), and Go-Video, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

         A. The Manufacturer is in the business of manufacturing and selling various consumer electronics products, including video cassette recorders ("VCRs").

         B. The Company desires to purchase from the Manufacturer and the Manufacturer desires to manufacture and sell to the Company Dual-Deck VCRs (the "Products").

         C. The Company and Manufacturer possess proprietary Trade Secrets, Know How, and Technical Information, and the Company possesses Trademarks and Patents related to the Products.

         D. The parties hereto mutually desire to contract for the manufacture and sale of the Products on the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of their respective covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions. In addition to the various defined terms set forth in this Manufacturing Agreement, the following terms shall have the following meanings throughout:

                  1.1 "Affiliate" of a party shall mean any individual or entity directly or indirectly controlled by controlling or under common control with the party.

                  1.2 "Confidential Information" shall mean the Technical Information, Trade Secrets, and all other information, oral and written, about each party, each party's business, or the Products that either party has disclosed to the other party in confidence in connection with this Manufacturing Agreement. Information shall not be considered "Confidential Information" to the extent that the disclosing party can clearly demonstrate the information (i) is publicly and openly known and in the public domain through no fault of the receiving party and without a breach of this Manufacturing Agreement, (ii) was already in the possession of the receiving party prior to any disclosure by the receiving party and without any restriction on the use or disclosure of the information, (iii) is or has lawfully been disclosed to the receiving party by a third party without any obligation of confidentiality, or (iv) is required to be disclosed by law.

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

                  1.3  "Know  How"  shall  mean  the   information,   data,  and
experience of each party relating to the development, design, manufacture, promotion, marketing and sale of the Products.

                  1.4 "Patents" shall mean the patents owned by the Company now or at any time during the term hereof relating to the Products and any extensions or improvements thereto, including United States Patent Nos. 4,768,110 and 5,124,807.

                  1.5 "Technical Information" shall mean any information of either party including Know How, whether or not patented, which relates to the design, engineering, manufacture or use of the Products as well as quality control and cost accounting data relating thereto, which is now owned or acquired or has been developed or discovered, or is hereinafter owned, acquired, developed, or discovered by either party and which is in a form that is able to be transferred.

                  1.6 "Trademarks" shall mean those trade names and trademarks described in Schedule 1.

                  1.7 "Trade Secrets" shall mean Technical Information which is treated as secret and confidential by either party which derives independent or actual value from not being generally known to other persons.

         2. Manufacture of the Products. Subject to the terms and conditions set forth herein, the Manufacturer agrees, on a non-exclusive basis, to manufacture, assemble, and package the Products for and sell the Products to the Company. The Manufacturer shall manufacture the Products exclusively for the Company and neither it nor its Affiliates shall manufacture, assemble, or sell the Products to any entity other than the Company for a period of eighteen (18) months following the termination of this Manufacturing Agreement. The Company shall not be prohibited from contracting with additional manufacturers for the manufacture, assembly, and packaging of the Products. The Manufacturer shall have right to have its affiliates manufacture the Products; provided, however, that Manufacturer shall continue to be obligated to perform pursuant to this Agreement.

         3. License Agreement. The Company agrees to discuss, within ninety (90) days of the date hereof, the terms and conditions of a separate license agreement pursuant to which, if agreement is reached, the Manufacturer may be granted the right to sell the Products in Japan.

         4. Product Standards. The Manufacturer shall manufacture, assemble, handle, package, and ship the Products, strictly in conformity with the Finished Product Specifications and Quality Assurance Standards (the "Specifications and Standards"), which are attached hereto as Exhibit A and made part of this Manufacturing Agreement. The Company shall develop and deliver to the Manufacturer design criteria for the Products and shall disclose to the Manufacturer all Technical Information which is necessary for the Manufacturer to manufacture the Products in accordance with the Specifications and Standards. The Manufacturer agrees to

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------
employ its best workmanship in the manufacture of the Products. The Company may at any time make changes or improvements in the Specifications and Standards and request that Manufacturer incorporate such changes or improvements. The Manufacturer shall within fifteen (15) business days of receipt of a request to revise the Specifications and Standards, confirm the effect of such changes on the (i) cost (increase or decrease) and (ii) production schedule (including when such changes could be implemented) of manufacturing the Products (a "Statement of Effect"). The Company shall then determine whether or not it desires to make such changes in the Specifications and Standards by sending notice to the Manufacturer within fifteen (15) business days of receipt of the Statement of Effect. Any increase or decrease in cost related to such changes or improvements shall then be reflected in the Price.

         5. Price. The Company shall purchase from the Manufacturer Products at a mutually acceptable price per unit set forth in Schedule 2, which may be amended by agreement of the parties in writing. The price shall cover all labor, set-up, manufacturing overhead, machine maintenance, quality assurance, warehousing, shipping (as provided in Section 9), insurance, royalties, and general and administrative costs, and all profit for the Manufacturer.

         6. Quantities. The Manufacturer shall manufacture and supply the Products only in response to written purchase orders delivered by the Company to the Manufacturer, and confirmed in writing by the Manufacturer. By the 15th of each month, the Company shall provide to Manufacturer (i) a firm purchase order for the month three months subsequent to that date (i.e., a purchase order for April by the fifteenth of January) (a "Firm Order"), (ii) a firm estimate for each of the two (2) months following the month relating to a Firm Order (a "Firm Estimate"), and (iii) a monthly estimate for the twelve (12) months from such date (a "Yearly Estimate"). For any three (3) month period relating to a Firm Estimate, the Company shall be required to purchase between 20% below and 20% above the amount of the Firm Estimate. If the Company purchases 20% less of the Firm Estimate for such period, the Manufacturer and the Company shall negotiate an appropriate resolution. If the parties cannot agree to such a resolution within sixty (60) days, the Company shall pay the Manufacturer compensation equal to the Manufacturer's committed costs plus ten percent (10%) for the deficient orders. The Yearly Estimates are for planning purposes only and shall not represent any commitment on the part of the Company to purchase Products as estimated. The Company intends in good faith to purchase a minimum quantity of * units within the first year of the Agreement. Twelve (12) months from the beginning of Product shipment, the two parties shall discuss and confirm annual quantity for the coming year.

         7. Term. This Agreement shall commence as of the date first listed above and shall continue in force for an initial term of two (2) years unless terminated in accordance with the terms of this Agreement. The Agreement shall be automatically renewed for additional successive one (1) year periods on each anniversary date if (i) the Company has purchased from the Manufacturer a minimum of * units over the last twelve (12) month period, and (ii) neither party has given at least twelve (12) months notice of its intention to terminate the Agreement. Following initial production, the Manufacturer shall be entitled to terminate the Agreement if

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------
the Company does not provide the  Manufacturer  any firm purchase orders for six
(6) consecutive months.

         8. Payment. The Company shall pay for the Products by an irrevocable letter of credit at sight either for each monthly order or for a whole quarter by revolving credit at least two (2) weeks before shipment. The Manufacturer agrees to discuss, within six (6) months of the date hereof, other payment terms, including payment by wire transfer.

         9. Shipment. The price for all Products ordered pursuant to this Agreement shall include shipping, handling, insurance, and all other cartage charges to the vessel at the Singaporean port. All customs duties will be paid by the Company as the importer of record. Any export fees or other costs imposed by agencies of the Singaporean or Indonesian governments, provinces or municipalities, will be paid by the Manufacturer. The sale of all Products shall be made F.O.B. the Singaporean port, where title to the Products and risk of loss shall pass to the Company.

         10. Epidemic Failures. In the event of an Epidemic Failure in connection with the Products, upon return of the defective Products to the Manufacturer, the Manufacturer, at its option, shall replace them with nondefective Products or shall refund the purchase price to the Company plus expenses of transportation and applicable export taxes. The Manufacturer also has the right at its option, to send repairmen to repair the defective Products or to pay the Company a fee for arranging for the local repair of such defective Products. Such replacement or refund shall be the limit of Manufacturer's liability in the event of an Epidemic Failure. An Epidemic Failure shall be deemed to have occurred when, due to defects in material or workmanship, of an identical nature more than 5% of the total units of a particular production run (with the same manufacturing code) is proven defective within fifteen (15) months from delivery to the Company. All design related defects are the responsibility of the Company.

         11. Insurance. The Manufacturer shall maintain throughout the term of this Agreement, with insurers of internationally recognized stature, insurance in an amount of up to $6,000,000 (U.S.) covering all product liability type claims relating to the Products. The Manufacturer agrees to add the Company as an additional insured to such insurance. On the Company's request, the Manufacturer shall furnish the Company with evidence of Manufacturer's compliance with the requirements set forth in this Section 11.

         12. Toolings. The Manufacturer shall make tools which shall be necessary to manufacture the Products. All such tools shall be the sole property of the Company and shall not be used for any purpose other than those set forth in this Agreement. The Manufacturer shall use reasonable care in maintaining and safekeeping such tools and shall maintain and update, throughout the term of this Agreement, an itemized listing of the particular tools and their then current location. The Manufacturer shall be responsible for any damage or loss to all such tools. The Company shall pay the costs of such tooling as set forth in Schedule 3.


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

         13. Spare Parts. The Manufacturer shall provide to the Company, for a period of up to and including seven (7) years following the final production of any model of Product, (i) a complete listing of all spare parts required for operation of the Products and (ii) a current price listing for such spare parts. The Manufacturer also agrees to provide on a timely basis all spare parts ordered by the Company during such period. The Manufacturer further agrees that the sum of prices for spare parts components required for a complete Product shall not exceed 125% of the purchase price for the Product.

         14. Rights to Intellectual Property. Subject to the terms and conditions of this Manufacturing Agreement, the Company hereby grants to the Manufacturer the non-exclusive, non-sublicensable, and non-transferrable right to use the Patents, Technical Information, Trademarks and Trade Secrets in
connection with the manufacture, assembly, packaging, and shipment of the Products for the Company. The Manufacturer shall not sell the Products to entities  other than the  Company  (unless  pursuant to a license  agreement  as provided in Section 3), transfer any of its rights pursuant to this Manufacturing Agreement to any entity, or copy, reverse engineer, or otherwise use the Company's Patents, the Company's Technical Information, the Company's Trademarks, or the Company's Trade Secrets for any purpose whatsoever except to advance the purposes of the Company and as set forth in this Manufacturing Agreement. The parties acknowledge that the Patents and any extensions thereof or improvements thereon that result from or in connection with this Agreement shall be the sole property of the Company. The parties further acknowledge that any improvements or developments of Know How, Technical Information, or Trade Secrets developed in connection with this Agreement shall be the sole property of the party who developed such improvement; provided, however, that the Company shall have a non-exclusive, royalty free license to any such improvement or development related to the Products so long as such Products are made by the Manufacturer. Each party shall not, at any time, take or cause any action which would be inconsistent with or tend to impair the rights of the other party in and to the Patents, Technical Information, Trademarks, and Trade Secrets. Each party understands and agrees that, other than as specifically set forth herein, nothing contained in this Manufacturing Agreement shall be construed as an assignment or grant of any rights in and to the other party's Trademarks or Patents, each party agrees that except as provided in this Agreement it will not at any time during the term of this Manufacturing Agreement or thereafter adopt or use in any manner the name of the other party or any trademark or trade name of the other party presently subsisting or hereafter developed by the other party, nor shall each party adopt or use any similar trademark or trade name which is or may be misleading.

         15. Inspection. The Manufacturer agrees that the Company shall have the right to inspect finished Products as well as work in process during or after the manufacture process. The Company agrees to observe the rules and instructions of the Manufacturer during such inspection. The Manufacturer agrees to allow the Company to remove samples of Products for testing during the Manufacture process, as long as the Company shall reimburse the Manufacturer for the cost of all samples removed.


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

         16. Identification. All Products and each significant part of a Product that is likely to require replacement shall have a serial number affixed. The Manufacturer agrees to maintain records of such serial numbers, types of Product, and replacement parts so that a particular production lot may be readily identified.

         17. Acceptance or Rejection. Acceptance or rejection of Products shall be determined solely by their conformity to the then current Specifications and Standards. Acceptance or rejection of finished Products by the Company shall occur after production is completed and before shipment is effected from the factory. Acceptance shall be subject to the Company's right to conduct any and all tests and inspections, at its expense, which the Company deems necessary or advisable to ensure full compliance of the Products with the provisions of the Specifications and Standards. The Company shall retain the right to reject the Products which do not conform to any of the Specifications and Standards. Upon rejection, the Company shall notify the Manufacturer and shall provide the testing data which is the basis for such rejection. The Company agrees to provide the Manufacturer access to the rejected Products to confirm the basis for rejection and to determine the appropriate remedy. The Manufacturer shall, at its option, repair or replace the rejected Products within forty-five (45) days of notification. Acceptance pursuant to this Section shall not limit the rights of the Company pursuant to Section 10 hereof.

         18. Confidentiality. The parties agree not to disclose any Confidential Information to any third party. The parties further agree that they shall not disclose any Confidential Information to any employees, agents, or consultants, except for those for whom disclosure is necessary for the effective performance of their responsibilities in connection with this Manufacturing Agreement, and only to the extent required for such effective performance. In addition, the parties hereby agree to take all reasonable and necessary steps to ensure that all principals, officers, agents, employees, representatives, consultants, or any other persons affiliated in any manner do not use, modify, disclose, make public, or authorize any disclosure or publication of any Confidential
Information, except as permitted herein. Additionally, each party agrees to return all of the other party's Confidential Information and all copies of any written materials delivered to it at any time throughout the term of this Manufacturing Agreement upon the termination of this Manufacturing Agreement.

         19. Covenant Not to Compete. The Manufacturer covenants and agrees that for a period of eighteen (18) months following the termination of this Manufacturing Agreement, neither it not its Affiliates will, without the prior written consent of the Company, directly or indirectly, whether as principal, shareholder, agents, partner, or otherwise, alone or in association with any other person or entity, enter into, participate in, engage in, or own any interest in the business of any person or entity (other than the Company) which is engaged in or proposes to engage in the manufacture or sale of dual-deck VCRs. The Manufacturer, however, shall sell to the Company and the Company shall purchase upon the request from the Manufacturer its then current inventory of Products and/or spare parts if the Company breaches its purchase obligation set forth in the last sentence of Section 7 of this Agreement.


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

         19.1 Importance of Covenant Not to Compete. It is understood by and between the parties hereto that the covenant not to compete specified in Section 19 hereof is an essential element of this Manufacturing Agreement and that but for such covenant, the Company would not have entered into this Manufacturing Agreement.

         19.2 Remedies. Without intending in any way to limit the remedies available in this Manufacturing Agreement both parties further understand and agree that damages at law may be an insufficient remedy if either party breaches the covenant contained in Section 19 hereof, and that the other party may have injunctive relief in any court of competent jurisdiction, in the United States, Japan, Indonesia, Singapore, or elsewhere, to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenant contained in Section 19 hereof.

         20. Events of Default. This Agreement may be terminated by either party if the other party has breached a material provision of this Agreement which breach has not been cured within ninety (90) days after the breaching party receives notice describing such breach; provided, however, that if the event or events that caused the breach are cured within the ninety (90) day notice period, this Agreement shall continue in full force and effect as if no breach had occurred.

         21. Indemnification. Each party agrees to indemnify and save harmless the other party and its subsidiaries, officers, directors, agents, employees, contractors and legal representatives, from and against any and all claims, demands, actions, causes of action, losses or liabilities, including attorney fees and costs, which are hereafter made or brought against them or any of them for the recovery of damages, which have as their basis the actual or alleged violation by each party of any of the covenants herein or which arise from each party's performance, failure to perform, or failure to perform properly any term of this Manufacturing Agreement. The foregoing indemnification shall not be enforceable against the Manufacturer by the Company for any claims, demands, actions, causes of action, losses or liabilities resulting from the acts, omissions or negligence of third parties after the Products have left the possession and control of the Manufacturer. The Company agrees to indemnify and save harmless the Manufacturer and its subsidiaries, officers, directors, agents, employees, contractors, and legal representatives from and against any and all claims, demands, actions, causes of actions, losses, or liabilities, including attorney fees and costs, which are hereafter made or brought against them or any of them for the recovery of damages, which have as their basis the actual or alleged infringement, by the Company or the Manufacturer, of any third party's patents, copyrights, trademarks, or trade secrets or other intellectual property rights arising out of the Manufacturer's use of the Patents, Trademarks, Know How, Trade Secrets, or Technical Information provided by the Company. Notwithstanding the foregoing, the Company shall not be liable for any claim of patent, copyright or trade secret infringement which is based on any modifications to such technology prepared or developed by the Manufacturer, with respect to any other products not manufactured for the Company.

         22. Force Majeure. This Manufacturing Agreement is subject to force majeure. Either party's failure to perform, in whole or in part shall not be deemed a breach or default

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------
hereunder or give rise to liability of either party to the other if such failure is due to causes which are beyond either party's reasonable control and is attributable to any act of God, public enemy, fire, explosion, flood, drought, war, riot, sabotage, accident embargo, governing priority, requisition or allocation or other action by any governmental authority, interruption or delay in transportation, or labor trouble from whatever cause.

         23. Relationship of Parties. It is expressly understood and agreed that the Manufacturer is and shall be deemed to be an independent contractor with respect to the terms and conditions of this Manufacturing Agreement and that the Manufacturer is not in any respect acting as an agent or employee of the Company. This Manufacturing Agreement is not intended and shall not be construed to constitute either party as the joint venturer, partner, agent or legal representative of the other, and neither party shall have any authority, express, implied or apparent to assume or create any obligations on behalf of or in the name of the other party hereto.

         24. Assignment. This Manufacturing Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign, delegate or transfer this Manufacturing Agreement or any of its rights or obligations hereunder, whether voluntarily or involuntarily, without the prior written consent of the other party. Any attempted assignment or transfer by either party without the other party's prior written consent shall be null and void.

         25. Notices. All notices and communications under this Agreement shall be deemed to have been duly given only if and on the date when hand delivered, sent by telefax (with confirmed answer back), or sent by certified or registered mail, return receipt requested, to the following:

                  If to the Manufacturer:

                           Shintom Co., Ltd.
                           14-1, Kamiuma 2-chome
                           Setagaya-ku, Tokyo 154, JAPAN
                           Attn:  Hideo Kutota, President
                           (03) 3487-1063 - facsimile

                  and,

                           Talk Corporation
                           14-1, Kamiuma 2-chome
                           Setagaya-ku, Tokyo 154, JAPAN
                           Attn.:  Yutaka Ohtaka, President
                           (03) 3487-1063 - facsimile


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------
                  with a copy to:

                           Okuno Law Firm
                           Ohnoya Kyobashi Bldg.
                           4-10, Kyobashi 1-chome
                           Chuo-ku, Tokyo 104, JAPAN
                           Attn.:  Kohji Fujita, attorney at law
                           (03) 3272-2245 - facsimile

                  If to the Company:

                           Go-Video, Inc.
                           14455 North Hayden Road, Suite 219
                           Scottsdale, Arizona  85260-6949
                           Attn:  Chief Executive Officer
                           (602) 951-4404 - facsimile

                  with a copy to:

                           Samuel C. Cowley
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona  85004-0001
                           (602) 382-6070 - facsimile

Either party hereto may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

         26. Entire Agreement; Modifications. This Manufacturing Agreement sets forth the entire agreement and understanding of the parties relative to the subject matter hereof. No modification, alteration or change of any provision hereof shall be enforceable unless embodied in writing and executed by the party against whom enforcement is sought.

         27. Waiver. The waiver by either party of any breach of any provision of this Manufacturing Agreement shall not constitute or be construed as a waiver of any future breach of that or any other provision hereof

         28. Severability. The provisions of this Manufacturing Agreement are severable. Invalidity or unenforceability of any provision, or portion thereof, shall not affect the enforceability of the remaining provisions hereof which are valid and enforceable.

         29. Governing Law. This Manufacturing Agreement shall be governed by and construed according to the laws of the United States of America and the State of California. Additionally, this Manufacturing Agreement is in the English language only. No translation of

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------
this Manufacturing Agreement into any other language shall be of any force or effect in the interpretation of this Manufacturing Agreement.

         30. Jurisdiction and Venue. The parties hereby agree that, except as provided below, all actions or proceedings initiated and arising directly or indirectly out of this Manufacturing Agreement shall be finally settled by the American Arbitration Association in Los Angeles, California in accordance with the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules. Notwithstanding the above, either party may bring an action for injunctive relief to enforce the covenants and/or restrain any breach or threatened breach of Section 14 of this Agreement in the United States District Court for the District of Arizona. The parties hereby expressly submit and consent to such jurisdiction and waive any claim that such is an inconvenient or improper forum. Furthermore, the parties agree that any judgment obtained pursuant to this Section 30 should be enforceable in any court of competent jurisdiction in the United States, Japan, Indonesia, Singapore, or elsewhere, as applicable.

         IN WITNESS WHEREOF, this Manufacturing Agreement has been duly executed by the parties as of the 9th day of January, 1996.


                                 SHINTOM CO., LTD., a Japanese corporation


                                 By:     /s/ Yutaka Ohtaka
                                     ----------------------------------------
                                      Yutaka Ohtaka
                                      Its: Representative Director
                                           ----------------------------------

                                 TALK CORPORATION, a Japanese corporation


                                 By:     /s/ Yukihisa Fujita
                                    ----------------------------------------
                                      Yukihisa Fujita
                                      Its: Managing Director
                                           ----------------------------------

                                 GO-VIDEO, INC., a Delaware corporation



                                 By:     /s/ Roger Hackett
                                    ----------------------------------------
                                      Roger Hackett
                                      Its: Chairman, Chief Executive
                                           Officer, and President
                                           ----------------------------------

                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

                                   Schedule 1
                                   ----------

                                   Trademarks


        DOCKET #                           TITLE
        --------                           -----

        GOV T01                            Go Video
        GOV T02                            VCR-2
        GOV T03                            DUAL DECK SYSTEM
        GOV T04                            HQ COPY
        GOV T05                            COPY TAPE
        GOV T12                            AMERICHROME
        GOV T12                            AMERICHROME PLUS DESIGN


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

                                   Schedule 2
                                   ----------

                                      Price


Go-Video-Talk Cost of NTSC Models:

================================================================================
                                 GV-6000        GV-6020          GV-6060
- --------------------------------------------------------------------------------
FOB price (U.S.$)                   *             *                *
- --------------------------------------------------------------------------------
FOB price without multi-            *             *                *
brand remote control (U.S.$)
================================================================================


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

                                   Schedule 3


                                    Toolings

================================================================================
          MODEL         TOOLING     DESCRIPTION                        UNIT
                                                                      PRICE(S)
- --------------------------------------------------------------------------------
    1     GV-6000      22325290    FACE PLATE                           *
- --------------------------------------------------------------------------------
   1A                              MODIFICATION FEE OF ITEM 1           *
- --------------------------------------------------------------------------------
    2     GV-6000      22750010    COVER (DOOR-GV6000)                  *
- --------------------------------------------------------------------------------
    3     GV-6000      22750020    COVER (DOOR-GV6020)                  *
- --------------------------------------------------------------------------------
   3A                              MODIFICATION FEE OF ITEM 3           *
- --------------------------------------------------------------------------------
    4     GV-6000      22750030    COVER (DOOR-GV6060)                  *
- --------------------------------------------------------------------------------
   4A                              MODIFICATION FEE OF ITEM 4           *
- --------------------------------------------------------------------------------
    5     GV-6000      22468500    COVER (DOOR)                         *
- --------------------------------------------------------------------------------
    6     GV-6000      22468480    COVER GLASS                          *
- --------------------------------------------------------------------------------
   6A                              MODIFICATION FEE OF ITEM 6           *
- --------------------------------------------------------------------------------
    7     GV-6000      22792850    P. BUTTON                            *
- --------------------------------------------------------------------------------
    8     GV-6000      22792860    P. BUTTON                            *
- --------------------------------------------------------------------------------
    9     GV-6000      22792870    P. BUTTON                            *
- --------------------------------------------------------------------------------
   10     GV-6000      22128020    HOLDER (A)                           *
- --------------------------------------------------------------------------------
   11     GV-6000      22128030    HOLDER (B)                           *
- --------------------------------------------------------------------------------
   12     GV-6000      22128040    HOLDER (C)                           *
- --------------------------------------------------------------------------------
   13     GV-6000      22024340    INDICATOR (L)                        *
- --------------------------------------------------------------------------------
   14     GV-6000      22024350    INDICATOR (R)                        *
- --------------------------------------------------------------------------------
   15     GV-6000      22406070    DUST COVER                           *
- --------------------------------------------------------------------------------
   16     GV-6000      22128100    HOLDER                               *
- --------------------------------------------------------------------------------
   17     GV-6000      21234790    S. PLATE (RCA)                       *
- --------------------------------------------------------------------------------
   18     GV-6000      22703740    CHASSIS ##                           *
- --------------------------------------------------------------------------------
   19     GV-6000      22128120    REAR PANEL (L) ##                    *


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

- --------------------------------------------------------------------------------
   20     GV-6000      22128130    REAR PANEL (R) ##                    *
- --------------------------------------------------------------------------------
   21     GV-6000      21046180    COVER (TOP)                          *
- --------------------------------------------------------------------------------
   22     GV-6000      21046190    COVER (BOTTOM)                       *
- --------------------------------------------------------------------------------
   23     GV-6000      21046200    COVER (MID)                          *
- --------------------------------------------------------------------------------
   24     GV-6000      22128160    HOLDER (CHASSIS)                     *
- --------------------------------------------------------------------------------
   25     GV-6000      21175910    BKT (BAR-F)                          *
- --------------------------------------------------------------------------------
   26     GV-6000      21175920    BKT (BAR-R)                          *
- --------------------------------------------------------------------------------
   27     GV-6000      22128050    HOLDER (LED)                         *
- --------------------------------------------------------------------------------
   28     GV-6000      21234800    S. PLATE (A)                         *
- --------------------------------------------------------------------------------
   29     GV-6000      21234810    S. PLATE (B)                         *
- --------------------------------------------------------------------------------
   30     GV-6000      22128240    HOLDER (RCA)                         *
- --------------------------------------------------------------------------------
   31     GV-6000      21234850    S. PLATE (GND)                       *
- --------------------------------------------------------------------------------
   32                              DESIGN FEE OF                        *
                                   MODIFICATION
- --------------------------------------------------------------------------------
          TOTAL                                                         *
================================================================================


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------

                                    Exhibit A
                                    ---------

         Finished Product Specifications and Quality Assurance Standards


                                      *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                       -----------------------------------------